Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2025, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

San Francisco, CA

August 15, 2025